Exhibit 7.01

JOINT FILING AGREEMENT

This Joint Filing Agreement (the “Joint Filing Agreement”), dated as of November 1, 2018, is entered into by and among the signatories below (the “Parties”).

Each of the Parties may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D with respect to shares of common stock, par value $0.001 per share, of PhaseBio Pharmaceuticals, Inc., beneficially owned by it from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the Parties hereby agrees to be responsible for (1) the timely filing of the Schedule 13D and any amendments thereto on behalf of the Parties, (2) the completeness and accuracy of the information concerning itself contained in such Schedule 13D or amendment thereto and (3) to the extent a Party knows or has reason to believe the information concerning another Party contained in such Schedule 13D or amendment thereto is inaccurate, the completeness and accuracy of the information concerning such other Party contained in such Schedule 13D or amendment thereto.

This Joint Filing Agreement may be terminated by any of the Parties upon one week’s prior written notice or such lesser period of notice as the Parties may mutually agree.

[Signature Page Follows]

Each Party hereby executes and delivers this Joint Filing Agreement as of the date first above written.

HATTERAS VENTURE ADVISORS III, LLC

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE PARTNERS III, LP

By:	Hatteras Venture Advisors III, LLC, its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE AFFILIATES III, LP

By:	Hatteras Venture Advisors III, LLC, its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

VENTURE CAPITAL MULTIPLIER FUND, LP, SERIES B

By:	Hatteras Venture Advisors III, LLC, its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

CATALYSTA VENTURES, LLC

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE PARTNERS I, LP

By:	Catalysta Ventures, LLC

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

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John Crumpler

*
Robert A. Ingram

*
Kenneth B. Lee

*
Douglas Reed

[SIGNATURE PAGE TO JOINT FILING AGREEMENT]

/s/ Clay B. Thorp
Clay B. Thorp

By:	/s/ Clay B. Thorp
Clay B. Thorp, as Attorney-in-Fact

[SIGNATURE PAGE TO JOINT FILING AGREEMENT]